Exhibit 10.45

Execution Version

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT CERTAIN INFORMATION HAS BEEN OMITTED PURSUANT TO ITEM 601(a)(6) OF REGULATION S-K: [***]

ASSIGNMENT OF LOAN

In consideration for the sum of $32,939,758.75 (the “Agreed Consideration”), to be paid concurrently herewith to Pacific Western Bank, in its capacity as administrative and collateral Agent for each Existing Lender (as defined below) (the “Existing Agent”), by wire transfer, as follows:

Pacific Western Bank

406 Blackwell Street, Suite 240

Durham, NC 27701

ABA Routing Number: [***]

Account #: [***]

Beneficiary: Airspan Networks Inc.

Details of Pay: Loan # [***]

Each of the Existing Lenders hereby (A) terminates its commitment to make Revolving Loans to the Borrower and has capitalized $204,631.20 of outstanding interest and $100,449.45 of fees to the principal amount of the Loans and (B) for the Agreed Consideration set forth above, irrevocably sells, assigns and transfers to each of the Buyers set forth on Exhibit A, (each a “Buyer” and collectively, the “Buyers”) and each Buyer hereby irrevocably purchases and assumes from each Existing Lender as of the date hereof all of each of the respective Existing Lenders rights and obligations under and to: (i) the Loans, Obligations, indebtedness, liabilities and obligations of Airspan Networks Inc., Airspan Networks (SG) Inc., Airspan Communications Limited, Airspan Networks Ltd., Mimosa Networks, Inc. and Mimosa Networks International, LLC (jointly and severally, the “Borrower”) and Airspan Japan K.K. (the “Guarantor” and together with the Borrower, the “Obligors”) to Existing Agent and each Existing Lender, and all of Existing Agent’s and each Existing Lender’s rights, claims and remedies, under each of the following (collectively, the “Loan Documents”): that certain Second Amended and Restated Loan and Security Agreement between Existing Agent, Pacific Western Bank (“PWB”) in its capacity as lender, Ally Bank (“Ally”) in its capacity as lender (PWB and Ally, each an “Existing Lender”) and Borrower, dated November 20, 2018 (as amended from time to time, the “Loan Agreement”) and all “Loan Documents” (as defined in the Loan Agreement), all subordination agreements and other documents relating to the foregoing to the extent related to the amount and percentage interest identified in Exhibit A below of all of such outstanding rights and obligations of the respective Existing Lender under the respective facilities identified on Exhibit A below, including without limitation all UCC-1 Financing Statements filed in favor of Existing Agent for the benefit of each Existing Lender with respect to Borrower (collectively, the “Financing Statements”) and the Continuing Guaranty of the Guarantor and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Existing Lenders (in their respective capacities as Lenders) against any Person (except as provided for in Section 1 below), whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by any Existing Lender to any Buyer pursuant to clauses (i) and (ii) above being referred to herein collectively as an “Assigned Interest”). Notwithstanding the foregoing, subclause (ii) above shall not include any claims, suits or causes of action among the Existing Lenders or their respective agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants and each of them acting on behalf of the Existing Lenders on or prior to the date hereof. This Assignment is conditioned on (x) the execution and delivery by each Borrower and Guarantor of (A) the Acknowledgment, Consent And Release and (B) the side letter attached as Annex B hereto (the “Side Letter”), (y) the receipt of the Existing Agent of the Agreed Consideration for further distribution to the Existing Lenders and (z) the delivery of duly executed copies of each of the documents described in Section 4 below, and is subject to the following terms and conditions:

1. No Recourse, Warranty or Representation. This sale and assignment is made without recourse to either Existing Agent or any Existing Lender and without any representation or warranty by Existing Agent and each Existing Lender of any kind, except that Existing Agent represents and warrants to each Buyer that (x) it has and is conveying to the Buyers good title to the Assigned Interests, Loans and the Loan Documents, free and clear of all transfers, liens, claims and encumbrances created by Existing Agent and each Existing Lender and (y) it has full power and authority and has taken all action necessary to execute and deliver this Assignment and to consummate the transactions contemplated hereby.

Except as expressed herein, the Loans and Assigned Interests are being sold “AS-IS” and “WITH ALL FAULTS” and there are no other representations, warranties, agreements, or other obligations by Existing Agent and each Existing Lender to the Buyers, whether express or implied besides those expressly contained herein. Without limiting the generality of the foregoing: Each Buyer acknowledges and confirms to Existing Agent and each Existing Lender that such Buyer and has itself been, and will continue to be solely responsible for making its own independent appraisal of and investigations into Borrower and its own credit analysis and decision to enter into and consummate this Assignment, independently and without reliance on Existing Agent and each Existing Lender, based on such documents and information as it has deemed appropriate (including financial information with respect to Borrower) provided by Borrower. Each Buyer also acknowledges and agrees, except as expressly set forth herein, that Existing Agent and each Existing Lender has made no representation or warranty to the Buyers with respect to, and no Buyer nor any agent acting on their behalf has relied upon and will not hereafter rely upon Existing Agent or any Existing Lender regarding (among other things and without implying any other representations or warranties) the following, and Existing Agent and each Existing Lender shall not directly or indirectly have, suffer or incur any liability whatsoever to Buyer or any of its respective successors or assigns on account of, or as a consequence of: (i) the execution, legality, validity, enforceability, genuineness, sufficiency, value, or collectability of the Loans, or the Loan Documents or the value, perfection, validity, or enforceability of any collateral, including any inability or failure for any reason whatsoever to be able to enforce any Loan Document or other obligation or collateral acquired by Buyer from Existing Agent or any Existing Lender, including on account of any defense or offset and whether or not related to any acts or omissions of Existing Agent or any Existing Lender before the date hereof; (ii) any loss, impairment, or other adverse effect with respect to the Loans or any other obligation owing in connection with any of the Loan Documents or the Loans or any collateral, whether or not related to any acts or omissions of Existing Agent or any Existing Lender or any other person at any time before the date hereof, including as a result of any offset or defense of any kind whatsoever, whether or not resulting from any conduct of Existing Agent or any Existing Lender, from the operation of any provision of the Bankruptcy Code, or otherwise; (iii) the creditworthiness, financial condition, other condition, affairs, status, or nature of the Borrower or any other person; or (iv) any representations, warranties, or statements made in, or in connection with, the Loan Documents by any person (other than any representation, warranty, or statement expressly made by Existing Agent or any Existing Lender in this Assignment), or any information provided by Existing Agent or any Existing Lender (other than as expressly provided in this Assignment), Borrower or any other person under or in connection with any Loan Document or the transactions therein contemplated. Without limiting the generality of the foregoing, each Buyer acknowledges that defaults may exist with respect to some or all of the Loan Documents and that workouts and restructurings of the Loans previously have occurred.

2. Retained Rights. The following rights and claims against the Borrower (collectively, the “Retained Rights”) shall, notwithstanding this Assignment, continue to belong to, and shall be retained by, Existing Agent and each Existing Lender, as applicable: (i) any rights, interests, and claims under any of the Loan Documents in the nature of indemnity, warranty, reimbursement, or the like that by their terms are intended to survive the termination of the Revolving Loans and the assignment, sale and purchase of the Assigned Interests to the Buyers (“Continuing Indemnity Obligations”) relating to actual out-of-pocket payments by or on behalf of Existing Agent or any Existing Lender after the date hereof including claims against the Borrower and the Guarantor for the reimbursement of losses, settlements, satisfaction of judgments, costs and attorney’s fees on account of actions, omissions, events, or conditions occurring prior to or after the date hereof relating to the Continuing Indemnity Obligations; (ii) to the extent provided in the Loan Documents, any accrued and unpaid interest (at the interest rate provided in the Loan Agreement immediately prior to giving effect to this agreement) on amounts payable to Existing Agent or any Existing Lender described in this paragraph 2; (iii) any rights, interests, and claims of Existing Agent or any Existing Lender arising as a result of any requirement that Existing Agent or any Existing Lender, as applicable, repay, turnover, or disgorge any amount on account of any payment, proceeds, or other amounts received by Existing Agent or any Existing Lender relating to the Loans prior to the date hereof in any bankruptcy, reorganization, insolvency or similar proceeding or other court order involving any Borrower (provided however that no Existing Agent or Existing Lender shall benefit from the Liens or other security interests under the Loan Documents, all of which interests are part of the Assigned Interests assigned to the Buyers); and (iv) any rights, interests, and benefits of Existing Agent and each Existing Lender from all releases, waivers, and other relinquishment of any rights or claims of any kind by Borrower under any of the Loan Documents; provided that, the foregoing notwithstanding, this paragraph shall not impair, reduce, limit, restrict, or exclude any concurrent rights of any Buyer as transferee under any Loan Document.

3. Borrower Obligations. Borrower agrees to indemnify and hold harmless the Existing Agent and each Existing Lender from and against any and all claims, debts, liabilities, demands, obligations, actions, costs and expenses (including, without limitation, reasonable attorneys’ fees), which it may sustain or incur, based upon, arising out of, or relating to the the Assigned Interests or the Loan Documents. Without limiting the generality of the foregoing, in accordance with the standard account terms agreed with the Obligors, Borrower shall indemnify Existing Agent for any and all checks or drafts relating to Borrower which are returned to Existing Agent or any Existing Lender as having been dishonored, for whatever reason. Promptly following receipt by Existing Agent or any Existing Lender of any such dishonored checks or drafts, Existing Agent will forward copies of the same to Borrower and Borrower shall, within three (3) business days, make payment of the amount of said checks to Existing Agent for the benefit the Existing Lenders.

4. Deliveries. The Existing Agent shall concurrently deliver to Buyer (i) copies of the Loan Documents, (ii) UCC Assignments of the Financing Statement in form reasonably satisfactory to the Existing Agent and Buyer and (iii) an executed Resignation and Assignment Agreement substantially in the form set forth as Annex A hereto (the “Resignation and Assignment Agreement”) and each of the transfer and assignment agreements relating to the Loan Documents (including each of the non-US security and collateral documents described in Schedule 1 thereto). The Existing Agent and Existing Lenders shall, in the future at the sole expense of the Borrower, execute and deliver to the Buyers such other documents and instruments, and take such other actions, as Buyers or the Successor Agent (as defined in the Resignation and Assignment Agreement) shall reasonably request in order to transfer the Assigned Interests, the Loans and the Loan Documents to the Successor Agent and the Buyers and otherwise carry out the purposes of this Assignment.

5. Future Payments. If any amount of principal, interest, fees or other amount in respect of the Loans or the Assigned Interests is received by Existing Agent or the Existing Lenders after the date hereof, Existing Agent, or as the context may require, the Existing Lenders shall promptly make payment of such amount to the Successor Agent for the benefit of the Buyers.

6. General Provisions. This Assignment sets forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersedes all prior discussions, representations, agreements and understandings between the parties. This Assignment may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by the parties hereto. In the event of any litigation between the parties based upon, arising out of, or relating to this Assignment, each of the Existing Agent, the Existing Lenders and the Buyers shall be entitled to recover all of its reasonable costs and expenses (including without limitation reasonable attorneys’ fees) from the Borrower and any such amounts shall be obligations of the Borrower. This Assignment is being entered into and shall be governed by the laws of the State of New York. This Assignment may be executed in multiple counterparts, by different parties signing separate counterparts, and all of the same taken together shall constitute one and the same agreement. This Assignment may be executed and delivered by exchanging original signed counterparts, or signed counterparts by facsimile or other electronic means, or a combination of the foregoing, and this Assignment shall be fully effective if so executed and delivered. This Assignment does not create, and shall not be construed as creating, any rights enforceable by any person other than Existing Agent and each Existing Lender and each Buyer (or the Successor Agent acting on their behalf).

7. Governing Law; Jurisdiction; Venue and Jury Trial Waiver. This Assignment and all acts, transactions, disputes and controversies arising hereunder or relating hereto, and all rights and obligations of the parties shall be governed by, and construed in accordance with, the internal laws (and not the conflict of laws rules) of the State of New York. Jurisdiction shall lie in the State of New York. All disputes, controversies, claims, actions and similar proceedings arising with respect to this Assignment or any related agreement or transaction shall be brought only in the Supreme Court of New York sitting in New York County, New York or the United States District Court for the Southern District of New York, except as provided below with respect to arbitration of such matters. EXISTING AGENT AND EACH EXISTING LENDER AND BUYER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS ASSIGNMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS ASSIGNMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY EXISTING AGENT OR ANY EXISTING LENDER OR BUYER, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM. If the jury waiver set forth in this Section 7 is not enforceable, then any dispute, controversy, claim, action or similar proceeding arising out of or relating to this Assignment or any of the transactions contemplated therein shall be settled by final and binding arbitration held in New York County, New York in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with those rules. The arbitrator shall apply New York law to the resolution of any dispute, without reference to rules of conflicts of law or rules of statutory arbitration. Judgment upon any award resulting from arbitration may be entered into and enforced by any state or federal court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this Section. The costs and expenses of the arbitration, including without limitation, the arbitrator’s fees and expert witness fees, and reasonable attorneys’ fees, incurred by the parties to the arbitration may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such costs and expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator.

Version-4

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Assignment on December 30, 2020.

Existing AGENT:

PACIFIC WESTERN BANK

By:	/s/ Stephen J. Berens
	Title:	SVP

Existing Lender:

PACIFIC WESTERN BANK

By:	/s/ Stephen J. Berens
	Title:	SVP

Existing Lender:

ALLY BANK

By:	/s/ Christopher Erro
	Title:	Authorized Signatory

ACCEPTED AND AGREED:

Buyer:

DBFIP ANI LLC, as Buyer and as Successor Agent

By:	/s/ William Covino
	Name:	William Covino
	Title:	Chief Financial Officer

ACCEPTED AND AGREED:

Buyer:

PENDRELL CORPORATION
a Washington corporation

By:	/s/ Steve Ednie
	Title:	Chief Financial Officer

ACKNOWLEDGMENT, CONSENT AND RELEASE

Each of the undersigned Borrower and Guarantor hereby acknowledges and consents to (A) the termination of the Existing Lenders commitment to make Revolving Loans and (B) the foregoing Assignment, including the sale and purchase of the Assigned Interests described in Exhibit A by the Buyers and the Side Letter set forth in Exhibit B, and acknowledges and agrees that the present unpaid principal balance of the Loans plus all accrued interest through December 29, 2020 is $32,839,309.30. Each of the undersigned further acknowledges that the Existing Agent and each Existing Lender shall have no further liability or obligation to the Borrower or Guarantor under, or in connection with, the Loan Documents, the Continuing Guaranty executed by Guarantor in favor of Existing Agent and Existing Lenders, and the Assigned Interests, and each of the undersigned hereby releases and forever discharges Existing Agent and each Existing Lender, and each of Existing Agent’s and each Existing Lender’s respective successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants and each of them, from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which any of Borrower or Guarantor now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Assignment. Each of the undersigned waives the benefits of California Civil Code Section 1542 which provides: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

Borrower:		Borrower:

Airspan Networks Inc.		Airspan Networks (SG) Inc.

By:	/s/ David Brant	By:	/s/ David Brant
Name:	David Brant	Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer	Title:	Senior Vice President and Chief Financial Officer

Borrower:		Borrower:

Airspan Communications Limited		Airspan Networks Ltd.

By:	/s/ David Brant	By:	/s/ David Brant
Name:	David Brant	Name:	David Brant
Title:	Director	Title:	Director

Borrower:		Borrower:

Mimosa Networks, Inc.		Mimosa Networks International, LLC

By:	/s/ David Brant	By:	/s/ David Brant
Name:	David Brant	Name:	David Brant
Title:	Senior Vice President and Secretary	Title:	Senior Vice President and Chief Financial Officer

Guarantor:

Airspan Japan K.K.

By:	/s/ Henrik Smith Petersen
Name:	Henrik Smith Petersen
Title:	CSMO and MD

Exhibit A

Assigned Interests:

Existing Lender(s)	Buyers	Aggregate Amount of Loans for Existing Lender	Amount of Loans Assigned	Percentage Assigned of Loans
PWB	DBFIP ANI LLC	$16,519,666.87	$13,997,113.74	84.73%
PWB	Pendrell Corporation	$16,519,666.87	$2,522,553.13	15.27%
Ally	DBFIP ANI LLC	$16,420,091.88	$13,912,743.85	84.73%
Ally	Pendrell Corporation	$16,420,091.88	$2,507,348.03	15.27%
Total			$32,939,758.75	100.00%

ANNEX A

RESIGNATION AND ASSIGNMENT AGREEMENT

[Exhibit filed separately as Exhibit 10.46 to the Registration Statement on Form S-4]

ANNEX B

SIDE LETTER

[Annex omitted pursuant to Item 601(a)(5) of Regulation S-K.]

11